Exhibit 10.8

PROMISSORY NOTE

March 31, 2016

$54,000Cdn

THE UNDERSIGNED hereby promises to repay on or before April 30", 2016 to or to the order of E. Gary Risler (the Lender”) at Box 48137 Bentall P.O., Vancouver, B.C., V7X 1N8 the principle sum of FIFTY-FOUR THOUSAND DOLLARS ($54,000Cdn) together with interest on the balance outstanding from time to time calculated at SIX PERCENT (6%) per annum simple interest. Interest will accrue and be payable at time of Promissory Note repayment. Security for this note will be ONE HUNDRED AND FIFTY THOUSAND DOLLARS ($150,000Cdn) of Tag, Touch, Text inventory currently owned by DSG Global Inc.

THE UNDERSIGNED waives presentment, demand, notice, protest and notice of dishonor and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Promissory Note.

THE UNDERSIGNED agrees and acknowledges that this Promissory Note may be negotiated, assigned, discounted, pledged or hypothecated by the Lender and in every such case payment will be made to the holder of the Promissory Note instead of the Lender upon notice being given by the holder to the undersigned and no holder of any Promissory Note will be affected by the state of accounts between the undersigned and the Lender or by any equities between the undersigned and the Lender and will be deemed to be a holder in due course and for value of the Promissory Note held by him.

ACCEPTED by Borrowers on March 31st, 2016

/s/ Robert Silzer
DSG Global Inc.

/s/ Robert Silzer
Robert Silzer